                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ______________


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  January 28, 1998



                          U.S.A. Floral Products, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware               000-23121                52-2030697
(State or other Jurisdiction    (Commission              (IRS Employer
      of incorporation)         File Number)           Identification No.)


1025 Thomas Jefferson Street, N.W., Suite 600 West, Washington, D.C.   20007
               (Address of principal executive offices)              (Zip code)





      Registrant's telephone number, including area code:  (202) 333-0800

Item 2.  Acquisition or Disposition of Assets.

     On January 28, 1998 pursuant to the Purchase Agreement ("Purchase Agreement") by and among U.S.A. Floral Products, Inc., ("USA Floral"), CFL Acquisition Corp., ABCL Acquisition Corp., Continental Farms Limited, Atlantic Bouquet Company Limited ("Atlantic Bouquet"), Continental Farms Management, Inc. ("Continental Farms") and the Limited Partners named therein, ABCL Acquisition Corp. and CFL Acquisition Corp., each a wholly-owned subsidiary of USA Floral, acquired all of the partnership interests of each of Continental Farms and Atlantic Bouquet, each a Florida limited partnership. Continental Farms is an importer and broker of floral products from South America and Latin America and Atlantic Bouquet is a bouquet manufacturer. Both companies distribute their products throughout the United States and Canada. Continental Farms and Atlantic Bouquet are headquartered in Miami, Florida.

     Pursuant to the terms of the Purchase Agreement: (i) ABCL Acquisition Corp. acquired 1% of the partnership interests in Continental Farms; (ii) CFL Acquisition Corp. acquired 99% of the partnership interests in Continental Farms; and (iii) CFL Acquisition Corp. acquired 1% of the partnership interests of Atlantic Bouquet directly and acquired the remaining 99% of the partnership interests of Atlantic Bouquet indirectly through the acquisition of Continental Farms. In consideration for the exchange of their partnership interests, the former holders of the partnership interests received in the aggregate: (a) 1,642,672 shares of USA Floral Common Stock (the "Common Shares") valued at $16.741 per share ($27.5 million of Common Shares in the aggregate); (b) $27.5 million in cash; and (c) the extinguishment of $1.0 million in short-term indebtedness. In addition, under the terms of the Purchase Agreement, key employees of the sellers also may receive up to an aggregate of 181,921 options under USA Floral's existing stock option plan. The $32.0 million in cash for the acquisitions (which included the establishment of $3.5 million escrow for potential contingent liabilities) was obtained from available working capital and borrowings of $30.5 million under USA Floral's existing credit facility with a syndicate of lenders for whom Bankers Trust Company ("BT") is agent.

     The total consideration of approximately $56.0 million (including the extinguishment of debt but excluding the escrow discussed above) was determined on the basis of arms' length negotiations between representatives of USA Floral and former holders of the partnership interests. The price per share was determined by a formula of average prices for USA Floral Common Stock over a recent period.

     On January 29, 1998 pursuant to the Agreement and Plan of Reorganization (the "Agreement") by and among USA Floral, XLG Acquisition Corp., XL Group, Inc. ("XL Group") and Peter F. Ullrich, XL Group, a Florida corporation, was acquired by, and merged with and into, XLG Acquisition Corp., a wholly-owned subsidiary of USA Floral. XL Group, which does business under the name "Condor Farms, Inc", imports fresh cut floral products from Costa Rica, Ecuador and Columbia and distributes these products to wholesalers and supermarkets throughout the United States. The company is headquartered in Miami, Florida.

     Pursuant to the terms of the Agreement, all shares of capital stock of XL Group that were owned directly or indirectly by XL Group were canceled and each share of capital stock of XL Group outstanding immediately prior to the Merger was automatically canceled and extinguished and converted into the right to receive in the aggregate: (a) 660,938 Common Shares valued at $16.643 per share ($11,000,000 of Common Shares in the aggregate); and (b) $11,000,000 in cash.
In addition, under the terms of the Purchase Agreement, key employees of the seller may receive up to an aggregate of 67,901 options under USA Floral's existing stock option plan. Cash for the acquisition was obtained from available working capital and $11.0 million in borrowings under USA Floral's existing credit facility with a syndicate of lenders for whom BT is agent.

     The total consideration of approximately $22.0 million was determined on the basis of arms' length negotiations between representatives of USA Floral and the former sole shareholder of XL Group. The price per share was determined by a formula of average prices for USA Floral Common Stock over a recent period.

Item 5.  Other Events

     USA Floral also recently consummated the acquisition of the following four companies:

     In January 1998 USA Floral acquired Everflora, Inc. ("Everflora") and Everflora Miami, Inc. ("Everflora Miami"). Everflora and Everflora Miami are both importers/brokers of perishable floral products. Everflora, headquartered in Creskill, New Jersey, sells various types of flowers to wholesalers across the United States. Everflora Miami, headquartered in Miami, Florida, sells various types of flowers and bouquets, primarily imported from Central and South America.

     Also in January 1998 USA Floral acquired H&H Flowers, Inc. ("H&H" Flowers"). H&H Flowers, which does business under the name of "La Fleurette," assembles and sells floral bouquets and other arrangements to the supermarket industry primarily throughout the Eastern United States. The company is headquartered in Miami, Florida. Dwight Haight, a member of the Board of Directors ("Board") of USA Floral, was a stockholder in H&H Flowers.

     Also in January 1998 USA Floral acquired UltraFlora Corporation ("UltraFlora"). UltraFlora imports fresh cut floral products primarily from Colombia and distributes them to retail stores throughout the United States and Canada. The company is headquartered in Miami, Florida. Gustavo Moreno, a member of the Board of USA Floral, was a stockholder in UltraFlora.

     Also in January 1998 USA Floral acquired Koehler & Dramm, Inc. ("Koehler & Dramm"). Koehler & Dramm is a regional wholesale florist company serving retailers throughout the upper Midwest United States. The company is headquartered in Minneapolis, Minnesota and has a branch operation in Kansas City, Missouri.

     Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a) The financial statements required to be filed for Continental Farms and for XL Group are not available and will be filed by amendment to this Form 8-K no later than 60 days from the date this report is required to be filed.

     (b) The pro forma financial information will be filed at the time the required financial statements for Continental Farms and XL Group are filed.

     (c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

                        Description                       Exhibit No.
------------------------------------------------------    -----------
Purchase Agreement by and among U.S.A. Floral                    2.1
 Products, Inc. CFL Acquisition Corp., Continental
 Farms Limited, Atlantic Bouquet Company Limited,
 Continental Farms Management, Inc. and the Limited
 Partners named therein.

Agreement and Plan of Reorganization by and among                2.2
 U.S.A. Floral Products, Inc., XLG Acquisition Corp.,
 XL Group, Inc. and Peter F. Ullrich.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       U.S.A. Floral Products, Inc.


Date:  February 9, 1998                By:  /s/ Raymond C. Anderson
                                           -----------------------------
                                                Raymond C. Anderson
                                                Chief Financial Officer

                                 EXHIBIT INDEX


                                                                         Sequential
 Exhibit No.                      Description                             Page No.
------------   ------------------------------------------------------    ----------
     2.1         Purchase Agreement by and among U.S.A. Floral
                 Products, Inc. CFL Acquisition Corp., Continental
                 Farms Limited, Atlantic Bouquet Company
                 Limited, Continental Farms Management, Inc. and
                 the Limited Partners named therein.

     2.2 Agreement and Plan of Reorganization by and among U.S.A. Floral Products, Inc., XLG
                 Acquisition Corp., XL Group, Inc. and Peter F.
                 Ullrich.
